TRIDEX CORPORATION AND SUBSIDIARIES
                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)
                                   (Unaudited)

                                                      Quarters Ended            Six Months Ended
                                                  -----------------------   -----------------------
                                                   June 30,     June 30,     June 30,     June 30,
                                                     1999         1998         1999         1998
                                                  -----------------------   -----------------------
BASIC AND DILUTED:
   EARNINGS (LOSS):
      Net loss available to common stockholders   $    (324)  $   (12,830)  $  (1,050)  $   (12,783)
                                                  =======================   =======================

   SHARES:
      Weighted average common shares outstanding  6,368,000     6,187,000   6,368,000     5,771,000
                                                  =======================   =======================

   EARNINGS (LOSS) PER SHARE -
       BASIC AND DILUTED:
      Net loss                                    $   (0.05)  $     (2.07)  $   (0.16)  $     (2.22)
                                                  =======================   =======================